EXHIBIT 10.7

AGREEMENT OF WAIVER OF STOCK

This Agreement of Waiver of Stock dated as of November 18, 2009, pertains to certain shares of stock granted to Robert Escobio (the “Executive”), pursuant to the terms of Section 3(b) of that Employment Agreement dated as of January 4, 2007, amended as of July 4, 2007 (the “Agreement”), by and between Southern Trust Securities Holding Corp., a Florida corporation with its principal executive office in Coral Gables, Florida (the “Company”), and the Executive.

WHEREAS, pursuant to the terms of the Agreement, on January 4, 2007, the Executive was granted Four Million Five Hundred Thousand (4,500,000) shares of the Company’s restricted common stock (the “Common Stock”);

WHEREAS, the Common Stock was subject to restrictions on sale as a result of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore the Common Stock was deemed to be unvested and subject to forfeiture for purposes of income tax;

WHEREAS, the Agreement was further amended on July 4, 2007, to add a forfeiture period of two years commencing on July 4, 2007 for the Common Stock, causing the Common Stock to continue to be unvested and not subject to income taxation on behalf of the Company or the Executive;

WHEREAS, as a result of the Agreement, commencing upon the expiration of the Forfeiture Period, the Common Stock will vest monthly in an equal percentage over a period of three (3) years.  In the event of a merger, acquisition of change of control of the Company (as defined in Section 4(f) below), all shares will vest immediately; and

WHEREAS, the Executive desires to voluntarily forfeit certain of the unvested shares of Common Stock prior to vesting, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Company and Executive agree as follows:

1.

Waiver and Forfeiture.  The Executive hereby waives his right, without any further compensation or inducement to the Company or the Executive, to have One Million (1,000,000) shares of the Common Stock granted to him on January 4, 2007, which would otherwise vest monthly, on or around fourth of December 2009 through the fourth of July, 2010, vest in accordance with Section 3(b) of the Agreement and hereby forfeits and gives up all right, title and interest to such shares of Common Stock to the Company as of the first day of each month in which shares of Common Stock would otherwise vest.  Accordingly, the Company hereby agrees to redeem One Hundred Twenty-Five Thousand (125,000) shares from the Executive on the first of the month commencing December 2009 through July 2010.  Upon redemption, these shares of the Common stock shall no longer be issued and outstanding shares of the Company.

2.

SEC Reporting.  The Company and Executive agree to file this Agreement to a report filed by the Company with the United States Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act and the Executive agrees to report the forfeitures of the shares of Common Stock on filings he makes in accordance with Section 16 the Exchange Act.

3.

Taxation.  As a result of the forfeiture of the shares of Common Stock as set forth above in Section 1, the shares of Common Stock are intended to be non-taxable under federal and state tax law to the Executive and the Company.

4.

Miscellaneous.

(a)

Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida, without application of its conflict or choice of law provisions.

(b)

Interpretation and Severability.  In the event any provision of this Agreement, or any portion thereof, is determined by any arbitrator or court of competent jurisdiction to be unenforceable as written, such provision or portion thereof shall be interpreted so as to be enforceable.  In the event any provision of this Agreement, or any portion thereof, is determined by any arbitrator or court of competent jurisdiction to be void, the remaining provisions of this Agreement shall nevertheless be binding upon the Company and Executive with the same effect as though the void provision or portion thereof had been severed and deleted.

(c)

No Conflict.  Executive represents and warrants that Executive is not subject to any agreement, order, judgment or decree of any kind which would prevent Executive from entering into this Agreement or performing fully Executive's obligations hereunder.

 [Signature page follows.]

IN WITNESS WHEREOF, the undersigned have signed this Agreement on the date first above written.

SOUTHERN TRUST SECURITIES HOLDING CORP.		ROBERT ESCOBIO

By:	/s/ KEVIN FITZGERALD	By:	/s/ ROBERT ESCOBIO
	Kevin Fitzgerald		Robert Escobio
President